Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017-1216 Tel (212) 832-3232

Contact:

Matthew S. Stadler

Executive Vice President

Chief Financial Officer

Cohen & Steers, Inc.

(212) 446-9168

COHEN & STEERS REPORTS THIRD QUARTER 2008 RESULTS

NEW YORK, NY, October 22, 2008—Cohen & Steers, Inc. (NYSE: CNS) reported a net loss of $1.6 million, or $0.04 per share (diluted and basic), for the quarter ended September 30, 2008, compared with net income of $15.9 million, or $0.37 per diluted share and $0.38 per basic share, for the quarter ended September 30, 2007. Total revenue for the third quarter of 2008 was $49.1 million, a decrease of 29.4% from $69.5 million for the third quarter of 2007.

The third quarter 2008 results include an after-tax expense of approximately $0.20 per share associated with losses recorded on available-for-sale securities, primarily from investments in Federal National Mortgage Association preferred securities and a $0.04 per share increase to tax expense associated primarily with available-for-sale securities. After adjusting for these items, earnings per diluted share would have been $0.20. The third quarter 2007 results included the previously disclosed after-tax expense of approximately $0.09 per share associated with the payment of an additional compensation agreement entered into in connection with the offering of a closed-end mutual fund. After adjusting for this expense, earnings per diluted share would have been $0.46.

For the nine months ended September 30, 2008, the company recorded net income of $25.0 million, or $0.59 per diluted share and $0.60 per basic share, compared with net income of $56.8 million, or $1.33 per diluted share and $1.36 per basic share, for the 2007 period. After adjusting for the above-mentioned items, earnings per diluted share would have been $0.83 and $1.42 for the nine months ended September 30, 2008 and 2007, respectively. Total revenue was $157.9 million for the nine months ended September 30, 2008, a decrease of 26.7% from $215.5 million for the 2007 period. The decline in revenue and net income was primarily attributable to lower average assets under management and lower investment banking fees.

Assets Under Management

Assets under management were $24.6 billion at September 30, 2008, a decrease of 8.7% from $27.0 billion at June 30, 2008 and a decrease of 29.1% from $34.7 billion at September 30, 2007. The decrease from June 30, 2008 was due to market depreciation of $1.9 billion and net outflows of $465 million. The decrease from September 30, 2007 was due to market depreciation of $8.4 billion and net outflows of $1.7 billion.

“While the current economic and financial environment is extremely challenging, we have been successful in maintaining our industry leading investment performance while substantially expanding our global distribution network,” said Robert Steers, co-chairman and co-chief executive officer.

Asset Management Segment

Total revenue for the asset management segment was $48.9 million for the three months ended September 30, 2008, a decrease of 24.3% from $64.6 million for the three months ended September 30, 2007. Pretax income was $4.0 million for the three months ended September 30, 2008, a decrease of 83.2% from $23.7 million for the three months ended September 30, 2007. The 2008 and 2007 periods include the aforementioned loss on available-for-sale securities of approximately $10.5 million and distribution expense of approximately $5.8 million, respectively. After adjusting for these items, asset management’s pretax income would have been approximately $14.5 million and $29.5 million in the 2008 and 2007 periods, respectively.

Assets under management were $24.6 billion at September 30, 2008, a decrease of 29.1% from $34.7 billion at September 30, 2007. The decrease was a result of market depreciation of $8.4 billion and net outflows of $1.7 billion.

The company recorded net outflows of $321 million from open-end mutual funds during the quarter ended September 30, 2008. Outflows of $943 million were partially offset by inflows of $622 million.

Institutional separate accounts had net outflows of $144 million during the quarter ended September 30, 2008. Outflows of $458 million were partially offset by inflows of $314 million.

Investment Banking Segment

Total revenue for the investment banking segment was $116,000 for the quarter ended September 30, 2008, compared with $4.8 million for the quarter ended September 30, 2007. Pretax loss was $1.3 million for the three months ended September 30, 2008, compared with pretax income of $1.9 million for the third quarter of 2007. Revenue from investment banking activity is dependent on the completion of transactions, the timing of which cannot be predicted.

Balance Sheet Information

As of September 30, 2008, cash, cash equivalents and marketable securities (excluding cash and marketable securities attributable to the consolidation of the company’s investment in its long-short global real estate fund) were $164 million. As of September 30, 2008, stockholders’ equity was $254 million and the company had no long-term or short-term debt.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, October 23, 2008 at 11:00 a.m. (ET) to discuss the company’s third quarter results. Investors and analysts can access the live conference call by dialing (866) 672-2663 (U.S.) and (973) 582-2772 (international); passcode: 69126056. Participants should plan to register at least 10 minutes before the conference call begins.

A replay of the call will be available for two weeks starting at approximately 2:00 p.m. (ET) on October 23, 2008 and can be accessed at (800) 642-1687 (U.S.) and (706) 645-9291 (international); passcode: 69126056. Internet access to the Web cast, which includes audio (listen-only), will be available on the company’s Web site at www.cohenandsteers.com under “Corporate Info.” The Web cast will be archived on the Web site for two weeks.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of income-oriented equity portfolios specializing in U.S. and international real estate securities, large cap value stocks, utilities and listed infrastructure, and preferred securities. The company also offers alternative investment strategies such as hedged real estate securities portfolios and private real estate multimanager strategies. Headquartered in New York City, with offices in London, Brussels, Hong Kong and Seattle, Cohen & Steers serves individual and institutional investors through a broad range of investment vehicles.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2007, which is accessible on the Securities and Exchange Commission’s Web site at www.sec.gov and on the company’s Web site at www.cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # # #

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Three Months Ended			% Change From
	September 30, 2008	June 30, 2008	September 30, 2007	June 30, 2008		September 30, 2007
Revenue
Investment advisory and administration fees	$43,558	$47,901	$54,913
Distribution and service fees	4,201	5,202	7,335
Portfolio consulting and other	1,178	1,307	2,383
Investment banking fees	116	840	4,820

Total revenue	49,053	55,250	69,451	(11.2%	)	(29.4%	)

Expenses
Employee compensation and benefits	19,100	17,957	20,140
Distribution and service fees	7,017	6,744	14,330
General and administrative	8,721	8,283	8,590
Depreciation and amortization	1,020	839	1,767
Amortization, deferred commissions	624	1,017	3,123

Total expenses	36,482	34,840	47,950	4.7%		(23.9%	)

Operating income	12,571	20,410	21,501	(38.4%	)	(41.5%	)

Non-operating income
Interest and dividend income	1,704	1,709	2,882
(Loss) gain from marketable securities—net	(11,548)	(364)	773
Foreign currency (loss) gain—net	(90)	145	432

Total non-operating (loss) income	(9,934)	1,490	4,087	*		*

Income before provision for income taxes	2,637	21,900	25,588	(88.0%	)	(89.7%	)
Provision for income taxes	4,197	8,319	9,727

Net (loss) income	$(1,560)	$13,581	$15,861	*		*

(Loss) earnings per share
Basic	$(0.04)	$0.32	$0.38	*		*

Diluted	$(0.04)	$0.32	$0.37	*		*

Weighted average shares outstanding
Basic	41,889	41,850	41,823

Diluted	41,889	42,037	42,564

* Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Nine Months Ended		% Change From
	September 30, 2008	September 30, 2007	September 30, 2007
Revenue
Investment advisory and administration fees	$138,102	$163,255
Distribution and service fees	14,777	21,461
Portfolio consulting and other	4,055	7,293
Investment banking fees	1,007	23,496

Total revenue	157,941	215,505	(26.7%	)

Expenses
Employee compensation and benefits	54,489	62,496
Distribution and service fees	20,383	32,894
General and administrative	25,035	24,007
Depreciation and amortization	2,965	5,169
Amortization, deferred commissions	3,637	7,948

Total expenses	106,509	132,514	(19.6%	)

Operating income	51,432	82,991	(38.0%	)

Non-operating income
Interest and dividend income	5,200	6,582
(Loss) gain from marketable securities—net	(11,856)	1,684
Loss from sale of property and equipment	—	(2)
Foreign currency gain—net	410	357

Total non-operating (loss) income	(6,246)	8,621	*

Income before provision for income taxes	45,186	91,612	(50.7%	)
Provision for income taxes	20,165	34,813

Net income	$25,021	$56,799	(55.9%	)

Earnings per share
Basic	$0.60	$1.36	(56.0%	)

Diluted	$0.59	$1.33	(55.4%	)

Weighted average shares outstanding
Basic	41,881	41,871

Diluted	42,136	42,685

* Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Selected Segment Financial Data (Unaudited)

For the Periods Ended

(in thousands)

	Three Months Ended				% Change From
	September 30, 2008	June 30, 2008	September 30, 2007		June 30, 2008		September 30, 2007
Asset Management
Total revenue	$48,937	$54,410	$64,631		(10.1%	)	(24.3%	)
Total expenses	(34,933)	(33,118)	(44,600)		5.5%		(21.7%	)
Net non-operating (loss) income	(10,030)	1,391	3,694		*		*

Income before provision for income taxes	$3,974	$22,683	$23,725		(82.5%	)	(83.2%	)

Investment Banking
Total revenue	$116	$840	$4,820		(86.2%	)	(97.6%	)
Total expenses	(1,549)	(1,722)	(3,350)		(10.0%	)	(53.8%	)
Net non-operating income	96	99	393		(3.0%	)	(75.6%	)

(Loss) income before provision for income taxes	$(1,337)	$(783)	$1,863		70.8%		*

Total
Total revenue	$49,053	$55,250	$69,451		(11.2%	)	(29.4%	)
Total expenses	(36,482)	(34,840)	(47,950)		4.7%		(23.9%	)
Net non-operating (loss) income	(9,934)	1,490	4,087		*		*

Income before provision for income taxes	$2,637	$21,900	$25,588		(88.0%	)	(89.7%	)

	Nine Months Ended		% Change From
	September 30, 2008	September 30, 2007	September 30, 2007
Asset Management
Total revenue	$156,934	$192,009	(18.3%	)
Total expenses	(101,501)	(119,409)	(15.0%	)
Net non-operating (loss) income	(6,630)	7,571	*

Income before provision for income taxes	$48,803	$80,171	(39.1%	)

Investment Banking
Total revenue	$1,007	$23,496	(95.7%	)
Total expenses	(5,008)	(13,105)	(61.8%	)
Net non-operating income	384	1,050	(63.4%	)

(Loss) income before provision for income taxes	$(3,617)	$11,441	*

Total
Total revenue	$157,941	$215,505	(26.7%	)
Total expenses	(106,509)	(132,514)	(19.6%	)
Net non-operating (loss) income	(6,246)	8,621	*

Income before provision for income taxes	$45,186	$91,612	(50.7%	)

* Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Three Months Ended			% Change From
	September 30, 2008	June 30, 2008	September 30, 2007	June 30, 2008	September 30, 2007
Closed-End Mutual Funds
Assets under management, beginning of period	$9,531	$9,724	$11,191

Inflows	—	—	445
Market depreciation	(961)	(193)	(265)

Total (decrease) increase	(961)	(193)	180

Assets under management, end of period	$8,570	$9,531	$11,371	(10.1%)	(24.6%)

Open-End Mutual Funds
Assets under management, beginning of period	$7,644	$8,432	$11,119

Inflows	622	660	951
Outflows	(943)	(818)	(1,419)

Net outflows	(321)	(158)	(468)
Market (depreciation) appreciation	(374)	(630)	191

Total decrease	(695)	(788)	(277)

Assets under management, end of period	$6,949	$7,644	$10,842	(9.1%)	(35.9%)

Institutional Separate Accounts
Assets under management, beginning of period	$9,785	$10,414	$12,250

Inflows	314	776	626
Outflows	(458)	(618)	(474)

Net (outflows) inflows	(144)	158	152
Market (depreciation) appreciation	(536)	(787)	108

Total (decrease) increase	(680)	(629)	260

Assets under management, end of period	$9,105	$9,785	$12,510	(6.9%)	(27.2%)

Total
Assets under management, beginning of period	$26,960	$28,570	$34,560

Inflows	936	1,436	2,022
Outflows	(1,401)	(1,436)	(1,893)

Net (outflows) inflows	(465)	—	129
Market (depreciation) appreciation	(1,871)	(1,610)	34

Total (decrease) increase	(2,336)	(1,610)	163

Assets under management, end of period	$24,624	$26,960	$34,723	(8.7%)	(29.1%)

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Nine Months Ended		% Change From
	September 30, 2008	September 30, 2007	September 30, 2007
Closed-End Mutual Funds
Assets under management, beginning of period	$10,274	$11,391

Inflows	—	647
Market depreciation	(1,704)	(667)

Total decrease	(1,704)	(20)

Assets under management, end of period	$8,570	$11,371	(24.6%)

Open-End Mutual Funds
Assets under management, beginning of period	$8,900	$9,575

Inflows	2,170	4,918
Outflows	(2,892)	(3,343)

Net (outflows) inflows	(722)	1,575
Market depreciation	(1,229)	(308)

Total (decrease) increase	(1,951)	1,267

Assets under management, end of period	$6,949	$10,842	(35.9%)

Institutional Separate Accounts
Assets under management, beginning of period	$10,612	$8,930

Inflows	1,407	5,314
Outflows	(1,676)	(1,422)

Net (outflows) inflows	(269)	3,892
Market depreciation	(1,238)	(312)

Total (decrease) increase	(1,507)	3,580

Assets under management, end of period	$9,105	$12,510	(27.2%)

Total
Assets under management, beginning of period	$29,786	$29,896

Inflows	3,577	10,879
Outflows	(4,568)	(4,765)

Net (outflows) inflows	(991)	6,114
Market depreciation	(4,171)	(1,287)

Total (decrease) increase	(5,162)	4,827

Assets under management, end of period	$24,624	$34,723	(29.1%)